                                                                    Exhibit 99.4



                         CONSENT OF NOMINEE FOR DIRECTOR

         I hereby consent to be named in a Registration Statement and the Prospectus part thereof as a nominee for director of PFGI Capital Corporation, a Maryland corporation, and to all references to me in that connection in the Prospectus. This consent is being given with respect to Registration Statement Nos. 333-88446 and 333-88446-01 filed by PFGI Capital Corporation and Provident Financial Group, Inc. with the Securities and Exchange Commission.

         Signed in Cincinnati, Ohio this 31st day of May, 2002.





                                 /s/ Anthony M. Stollings
                                 --------------------------------
                                 Anthony M. Stollings